EXHIBIT 16

                                Maurice M. Morton
                           Certified Public Accountant



April 9, 2004



United States Securities and
    Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      New Frontier Energy, Inc.

Dear Sir or Madam:

Pursuant to the request of the above named company, I affirm that:

(1) I have read the Company's Form SB-2 dated April 9, 2004; and

(2) I agree with the information contained therein.


Very truly yours,


/s/ Maurice M. Morton
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Maurice M. Morton, CPA